Exhibit 23.1

KPMG Audit

A division of KPMG S.A.

Tour EQHO

2 avenue Gambetta

CS 60055

92066 Paris La Défense Cedex

S.A. au capital de €5 497 100

775 726 417 R.C.S. Nanterre

Commissaire aux Comptes

Membre de la compagnie

régionale de Versailles et du Centre

ERNST & YOUNG Audit

1/2, place des Saisons

92400 Courbevoie - Paris-La Défense 1

France

SAS à capital variable

344 366 315 R.C.S Nanterre

Commissaire aux comptes

Membre de la compagnie

régionale de Versailles et du Centre

Consent of Independent Registered Public Accounting Firms

We consent to the use of our reports dated March 16, 2022 included in TotalEnergies SE’s Annual Report (Form 20-F) for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission on March 25, 2022, with respect to the consolidated financial statements of TotalEnergies SE and the effectiveness of internal control over financial reporting of TotalEnergies SE, and incorporated by reference in this Registration Statement (Form S-8) pertaining to the TotalEnergies Holdings USA, Inc. 2022 Employee Shareholder Plan.

Paris, La Défense, April 13, 2022

KPMG Audit A division of KPMG S.A.		ERNST & YOUNG Audit

Represented by

/s/Jacques-François Lethu	/s/ Eric Jacquet	/s/ ERNST & YOUNG Audit

Jacques-François, Georges, Marie Lethu	Eric, Valery, Jean-Yves Jacquet
Partner	Partner